Exhibit 10.2

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Perkins Coie LLP

ATTN: Michael Carr

1111 West Jefferson Street, Ste. 500

Boise, Idaho 83702-5391

(Space Above For Recorder’s Use)

MINING ROFR OPTION TO PURCHASE AGREEMENT

THIS AGREEMENT dated as of December 27, 2023 is between Paramount Gold Nevada Corp., a corporation incorporated and existing under the laws of the State of Nevada, Calico Resources USA Corp., a corporation incorporated and existing under the laws of the State of Nevada, and Sprott Private Resource Streaming and Royalty (US Collector), LP, a limited partnership formed and existing under the laws of the State of Delaware.

RECITALS:

A.	On the date of this Agreement, the Obligors issued to Debentureholder the Debenture in consideration of the advance by Debentureholder of the principal amount of $15,000,000;

B.

Calico is the legal and beneficial owner of the Property, including the Grassy Mountain gold and silver mine located in Malheur County, Oregon, USA, which is more particularly described on Exhibits A-1 through A-4 hereto; and

C.

It is a condition of the Debenture that the Obligors grant to ROFR Holder a right of first refusal with respect to any proposed grant, sale or issuance to any Third Party of a stream, royalty or similar transaction based on or with reference to future production from the Property on the terms and conditions of this Agreement (the “ROFR”);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing premises, the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

Section 1 Defined Terms and Interpretation.

(1)	As used in this Agreement and the recitals hereto, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” means this Mining ROFR Option to Purchase Agreement, as amended, modified, extended, renewed, restated, replaced or supplemented from time to time.

“Calico” means Calico Resources USA Corp., a corporation incorporated and existing under the laws of the State of Nevada, and its successors and permitted assigns.

“Debenture” means the Secured Royalty Convertible Debenture dated as of the date hereof, made by Paramount, as debtor, Calico, as co-debtor, and New Sleeper Gold LLC and Sleeper Mining Company, LLC, as guarantors, in favour of Debentureholder, pursuant to which Debentureholder may, at its sole option, elect to receive the Royalty in lieu of cash payment of the outstanding Principal Amount owing under the Debenture, as amended, modified, extended, renewed, restated, replaced or supplemented from time to time.

“Debentureholder” means Sprott Private Resource Streaming and Royalty (US Collector), LP, as agent for the Sprott Parties, and any successor agent for the Sprott Parties that becomes party to the Debenture as debentureholder, and their respective successors and assigns.

“Marketable Securities” means any readily marketable equity securities traded on a recognized stock exchange.

“Mineral Interest” means any royalty, stream, precious metal loan, participation, production or similar interest or any agreement that is similar to a royalty, stream, precious metal loan, participation or production interest agreement (excluding ordinary course offtake agreements), in each case, in respect of or with reference to Products produced, extracted, obtained or otherwise originating from the Property.

“Obligors” means, collectively, Paramount and Calico and “Obligor” means any one of them.

“Paramount” means Paramount Gold Nevada Corp., a corporation incorporated and existing under the laws of the State of Nevada, and its successors and permitted assigns.

“Parties” means, collectively, the Obligors and ROFR Holder and any other Person who becomes a party to this Agreement and “Party” means any one of them.

“Proportionate Mineral Interest” has the meaning set out in Section 2(1).

“ROFR” has the meaning set out in the recitals.

“ROFR Exercise Notice” has the meaning set out in Section 2(2).

“ROFR Holder” means Sprott Private Resource Streaming and Royalty (US Collector), LP, a limited partnership formed and existing under the laws of the State of Delaware, and its successors and assigns.

“Sprott Entities” means, collectively, ROFR Holder, Debentureholder, any Sprott Party, any Affiliate of Sprott Inc., any fund managed or sub-managed by an Affiliate of Sprott Inc. or any other Person designated from time to time by Debentureholder (or another Sprott Entity, as agent on behalf of the Sprott Entities) as a “Sprott Entity” for purposes of the Security and the Secured Obligations which in each case is party to a Sprott Finance Document together with any successor, assign or transferee thereof that is a party from time to time to any Sprott Finance Document and “Sprott Entity” means any one of them.

“Sprott Finance Documents” means, collectively, this Agreement, the Debenture, the Security, any agreement designated from time to time by Paramount and Debentureholder (or another Sprott Entity, as agent on behalf of the Sprott Entities) as a “Sprott Finance Document” for purposes of the Security and all other agreements, instruments and documents from time to time (both before and after the date of this Agreement) delivered to or in favor of any Sprott Entity in connection with any of the foregoing agreements.

“Sprott Parties” means, collectively, Sprott Private Resource Streaming and Royalty (US Collector), LP and Sprott Private Resource Streaming and Royalty Annex (US Collector), LP, and in case their respective successors and assigns.

“Term Sheet” means the $15,000,000 term sheet dated September 9, 2022, between Sprott Resource Streaming and Royalty (Collector) LP and Paramount.

“Third Party” means a third party acting at arm’s length to each Obligor and each Affiliate of an Obligor.

“Third Party Consideration” has the meaning set out in Section 2(1)(a).

“Third Party Offer” means a definitive offer in writing from a Third Party to acquire any Mineral Interest, whether such Third Party’s offer to acquire a Mineral Interest is initiated by the Third Party or received by the Vendor in response to an offer to sell any Mineral Interest by the Vendor or any other circumstance.

“Vendor” has the meaning set out in Section 2(1).

(2)	Capitalized terms used in this Agreement that are not defined in it have the meanings given to them in the Debenture.

(3)	Headings of the articles and sections hereof are inserted for convenient reference only and shall not affect the construction and interpretation of this Agreement.

(4)

Words importing the singular number include the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of “include” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall have the same meaning and effect as “shall”.

(5)

The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(6)

Unless the context requires otherwise, (i) reference to any Person shall be construed to include such Person’s successors and assigns; (ii) “herein”, “hereof” and “hereunder”, and similar words shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iii) all references in this Agreement to currency or $ shall be to United States dollars.

(7)

Any reference to this Agreement or other Transaction Document refers to this Agreement, or such other Transaction Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it.

Section 2 Right of First Refusal.

(1)

Each Obligor hereby expressly grants, conveys, transfers and assigns to ROFR Holder, the ROFR in the Property. If at any time and from time to time subject to Section 9, any Obligor or any Affiliate of an Obligor (“Vendor”) receives a Third Party Offer that it wishes to accept, the Obligors shall, by notice in writing to ROFR Holder, cause the Vendor to first offer to sell such Mineral Interest or Proportionate Mineral Interest, as applicable, to ROFR Holder (or another Sprott Entity designated by ROFR Holder for this purpose) on the terms of the Third Party Offer and this Section. If the cash equivalent value (with the value of any non-cash consideration determined in accordance with Section 2(4)) of any Third Party Offer (the “Third Party Consideration”) exceeds $60,000,000 then ROFR Holder (or another Sprott Entity designated by ROFR Holder for this purpose) shall have the right to buy a percentage interest of the Mineral Interest equal to the percentage that $60,000,000 is to the Third Party Consideration (the “Proportionate Mineral Interest”). If the Third Party Consideration equals or is less than $60,000,000 then ROFR Holder (or another Sprott Entity designated by ROFR Holder for this purpose) shall have the right to buy the entire Mineral Interest subject to the Third Party Offer. For clarity and the avoidance of doubt, the ROFR granted hereunder is not a conveyance, grant, transfer, or assignment for additional security only and shall expressly survive any repayment of the Debenture subject to the terms of this Agreement.

(2)

The Obligors shall promptly provide to ROFR Holder notice of the Third Party Offer and copies of all information provided to such Third Party in respect of the Mineral Interest, Products, the Project Assets, any other properties and minerals and the Third Party Offer. ROFR Holder (or such other Sprott Entity) shall have the right, within sixty (60) days from the date of delivery to ROFR Holder of such notice and the receipt of such information, to exercise its right of first refusal by giving a written notice of exercise (a “ROFR Exercise Notice”) to Calico. Subject to Section 2(5), the giving of the ROFR Exercise Notice shall constitute a legally binding agreement between ROFR Holder (or such Sprott Entity) and the Vendor for the sale, subject to specified terms and conditions of such Third Party Offer by the Vendor to ROFR Holder (or such Sprott Entity) of the Mineral Interest or the Proportionate Mineral Interest, as applicable, on the same terms of the Third Party Offer, except that all non-cash consideration included in the Third Party Offer may be converted to its reasonable cash equivalent value as determined by the Parties, acting reasonably and in accordance with Section 2(4). Subject to Section 2(5), within sixty (60) days of receipt of the ROFR Exercise Notice by Calico, Vendor and ROFR Holder (or such Sprott Entity) shall execute an agreement reflecting the terms and conditions of the Third Party Offer and complete the acquisition of the Mineral Interest or Proportionate Mineral Interest, as applicable and, in the case of the acquisition of any such Proportionate Mineral Interest, the Vendor shall sell the remaining Mineral Interest to the Third Party at the closing of the acquisition of the Proportionate Mineral Interest and on the same terms and conditions, subject to adjustment based on the sale of the Proportionate Interest to ROFR Holder (or another Sprott Entity).

(3)

If ROFR Holder (or another Sprott Entity) does not exercise its right of first refusal referred to in Sections 2(1) and 2(2) within sixty (60) days from the date of delivery to ROFR Holder of the notice thereof and the requisite information, then the Vendor shall be free to sell the entire Mineral Interest to the applicable Third Party pursuant to the terms and conditions of the Third Party Offer. Such sale must be completed within sixty (60) days of the expiry of the sixty (60) day time period set forth in Section 2(2) failing which the Obligors shall again be required to comply with the terms of Sections 2(1) and 2(2) before selling the Mineral Interest to a Third Party.

(4)

Any valuation of non-cash consideration included in a Third Party Offer will be, in the case of (i) Marketable Securities, calculated based on the weighted average closing price of those securities on the exchange or market on which the securities are primarily traded for the twenty (20) trading days ended at the close of business on the day prior to delivery of the applicable notice, and (ii) other non-cash consideration, the fair market value thereof as determined in good faith by the Parties, provided, that, if the Parties fail to make such a determination within ten (10) days of receiving notice thereof, such fair market value will be determined by an independent investment banking or business valuation firm mutually agreeable to the Parties.

(5)

In the event that the ROFR Holder (or any Sprott Entity) shall elect to purchase a Proportionate Mineral Interest in accordance with Sections 2(1) and 2(2), the Obligors shall use all reasonable commercial efforts and take all reasonable actions required to complete the sale of the remaining Mineral Interest to the Third Party. If the Third Party shall fail to complete the purchase of the remaining Mineral Interest within the 60 day period following receipt by Calico of the ROFR Exercise Notice, then ROFR Holder (or such Sprott Entity) may at its election either (x) purchase the Proportionate Mineral Interest on the terms set out in Section 2(2) or (y) refuse to complete the purchase in which case the Third Party Offer will be considered null and void and the Obligors shall again be required to comply with the terms of Sections 2(1) and 2(2) before selling the Mineral Interest to a Third Party.

(6)	Any attempted transfer of a Mineral Interest not in accordance with the terms of this Agreement shall be null and void.

Section 3 Notice.

(1)

Any notice or written communication given pursuant to or in connection with this Agreement shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid registered mail or email, addressed to the party to be notified at the following address of such party or at such other address of which such party has given notice to the other party hereto:

(a)	if to an Obligor, to:

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Attention:         Rachel Goldman, Chief Executive Officer

Email:               rachel@paramountnevada.com

with a copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention:         James T. Seery

Email:               jtseery@duanemorris.com

(b)	if to ROFR Holder, to:

c/o Sprott Private Resource Streaming and Royalty (US GP), LLC

320 Post Road

Suite 230

Darien, CT 06820

Attention: Caroline Donally

Email: SRSRadmin@sprott.com

Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid registered or certified mail, on the fifth day following the mailing date (absent a general disruption in postal service). A Party may change its address by notice given in accordance with this Section to the other Parties.

Section 4 Time.

Time is of the essence of each and every provision of this Agreement.

Section 5 Entire Agreement.

This Agreement together with the Debenture (and the other Sprott Finance Documents as and when executed and delivered by the Parties) constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such transactions including the Term Sheet. The Parties agree that this Agreement shall not be amended except by written agreement between Paramount, Calico and ROFR Holder.

Section 6 Successors and Assigns.

(1)

Neither Obligor may transfer, assign or convey this Agreement or any rights or obligations under this Agreement to any Person without the prior written consent of ROFR Holder. ROFR Holder may transfer, assign or convey this Agreement or any of its rights or obligations hereunder, in whole or in part, without the consent of the Obligors.

(2)	This Agreement shall be binding upon each Obligor and its successors and permitted assigns and shall enure to the benefit of ROFR Holder and its successors and assigns.

Section 7 Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 8 Sprott Finance Document.

The Parties agree that this Agreement constitutes a “Sprott Finance Document” for purposes of the Security Documents.

Section 9 Termination.

The Parties agree that this Agreement shall terminate and be of no further force and effect on the date which is the earlier of (i) the seventh (7th) anniversary of this Agreement; (ii) the closing of one or more purchase transactions between any Vendor and ROFR Holder (or other Sprott Entity designated by ROFR Holder for such purpose) in respect of Mineral Interests for an aggregate purchase price of $60,000,000 in accordance with Section 2 upon the exercise by ROFR Holder of its rights pursuant to Section 2 of this Agreement; and (iii) the closing of a purchase transaction between a Vendor and Third Party in respect of a Mineral Interest for a purchase price in excess of $60,000,000 in accordance with Section 2 where ROFR Holder (or any such other Sprott Entity) does not exercise its right of first refusal pursuant to Section 2. For greater certainty, the value of the Debenture and the purchase price of the Royalty issued in connection therewith (if any) shall not be included in the $60,000,000 purchase price limit.

Upon the termination of this Agreement the ROFR Holder, upon the request and at the expense of the Obligors, will execute and deliver to Calico such memorandum or notice provided to it by the Obligors that is necessary to evidence such termination in the real property records where this Agreement has been filed of record.

The Obligors will have no further obligations under this Agreement from and after the termination hereof; provided that, in any event (and for further certainty), each of the Obligors will comply with their respective obligations under the other Sprott Finance Documents that have been executed and delivered by the Obligors and have not been terminated in accordance with their terms.

Section 10 Further Assurances.

The Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

Section 11 Currency.

All dollar amounts expressed herein refer to lawful currency of the United States of America.

Section 12 Governing Law.

(1)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon.

(2)

Each Obligor agrees that any legal proceeding with respect to this Agreement or to enforce any judgment obtained against such Obligor may be brought by ROFR Holder in the courts of the State of Oregon sitting in Multnomah County or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or by such other means provided by law.

Section 13 Counterparts.

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by email or other electronic means is as effective as a manually executed counterpart of this Agreement.

Section 14 Rules of Construction

Each Party acknowledges that it has been represented by counsel during the negotiation, preparation, and execution of this Agreement. Each such Party therefore waives the application of any law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the drafter of the agreement or document.

Section 15 Attorneys’ Fees.

Except as otherwise specified herein, in the event of a dispute under this Agreement, the prevailing party shall be entitled to payment of its reasonable attorneys’ fees and costs in arbitrating or litigating the dispute.

Section 16 No Joint Venture, Mining Partnership, Commercial Partnership.

This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among the parties.

Section 17 Interest in Real Property.

The Parties acknowledge and agree that the ROFR is a property right and creates an interest in the Property that runs with the land and such interest shall be applicable to Obligors and their successors and assigns of and to the Property. Obligors shall maintain the Property, including without limitation the claims by timely performing all assessment work or paying maintenance fees as required by federal law and timely paying all assessments and taxes imposed on any and all of the Property subject to this Agreement and shall assure that title to such interests are not diminished or lost as a result of Obligors’ failure to perform the foregoing obligations. If any of the unpatented mining claims subject to this Agreement are converted to leases, licenses or other forms of tenure as a result of the amendment or repeal of the Mining Law of 1872, as amended, or for any other reason, all such amended and relocated unpatented mining claims or other tenures shall be subject to the terms of this Agreement. In such an event, the Parties shall execute and record an amendment to this Agreement to evidence the inclusion of such unpatented mining claims and tenures in this Agreement.

Section 18 Oregon Statutory Warning.

THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930 (Definitions for ORS 30.930 to 30.947), IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300 (Definitions for ORS 195.300 to 195.336), 195.301 (Legislative findings) AND 195.305 (Compensation for restriction of use of real property due to land use regulation) TO 195.336 (Compensation and Conservation Fund) AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 (Definitions for ORS 92.010 to 92.192) OR 215.010 (Definitions), TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300 (Definitions for ORS 195.300 to 195.336), 195.301 (Legislative findings) AND 195.305 (Compensation for restriction of use of real property due to land use regulation) TO 195.336 (Compensation and Conservation Fund) AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

[Remainder of page intentionally left blank. Signature page(s) follow.]

The Parties have executed this Agreement as of the date first above written.

PARAMOUNT GOLD NEVADA CORP.

Per:	/s/ Andrew P. Bentz
Name: Andrew P. Bentz
Title: Authorized Person

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on December _____, 2023 by Andrew P. Bentz as Authorized Person of PARAMOUNT GOLD NEVADA CORP., a Nevada corporation.

By:
NOTARY PUBLIC
My commission expires on: ______________.

Signature Page – ROFR Agreement

CALICO RESOURCES USA CORP.

Per:	/s/ Andrew P. Bentz
Name: Andrew P. Bentz
Title: Authorized Person

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on December _____, 2023 by Andrew P. Bentz as Authorized Person of CALICO RESOURCES USA CORP., a Nevada corporation.

By:
NOTARY PUBLIC
My commission expires on: ______________

Signature Page – ROFR Agreement

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC

Per:	/s/ Caroline Donally
Name: Caroline Donally
Title: Managing Partner

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on December _____, 2023 by Caroline Donally as Managing Partner of SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, a Delaware limited liability company, the general partner of SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, a Delaware limited liability company.

By:
NOTARY PUBLIC
My commission expires on: ______________.

Signature Page – ROFR Agreement